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                                                                   EXHIBIT 10.16

                    ACQUISITION AGREEMENT AND PLAN OF MERGER


         THIS ACQUISITION AGREEMENT AND PLAN OF MERGER (hereinafter referred to as "Merger Agreement"), is entered into this 30th day of April , 2001, by and among TEAM FINANCIAL, INC., a Kansas corporation ("TFIN"), TEAM FINANCIAL ACQUISITION SUBSIDIARY, INC., a Kansas corporation ("TAC"), and POST BANCORP, INC., a Colorado corporation, ("PBI"); and

                                    RECITALS

         WHEREAS, TFIN is a corporation duly organized and existing under the laws of the State of Kansas; and

         WHEREAS, TAC is a corporation duly organized and existing under the laws of the State of Kansas; and

         WHEREAS, PBI is a corporation duly organized and existing under the laws of the State of Colorado; and

         WHEREAS, PBI is a bank holding company. Colorado Springs National Bank, Colorado Springs, Colorado (hereinafter referred to as "BANK") is a wholly-owned subsidiary of PBI; and

         WHEREAS, TAC is a financial holding company which is wholly-owned by TFIN and organized for business purposes including the facilitation of the acquisition of PBI by TFIN through a merger of PBI into TAC; and

         WHEREAS, the Boards of Directors of TFIN, TAC and PBI have determined that it is advisable for the general welfare and best interest of said corporations and their respective stockholders that TAC and PBI merge as provided for in this merger agreement and in accordance with the applicable provisions of the laws of the State of Kansas and Colorado; and

         WHEREAS, The respective Boards of Directors of TAC and PBI have, by resolutions, approved and authorized the execution and delivery of the Merger Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and promises herein and subject to the satisfaction of the terms and conditions set forth herein, and intending to be legally bound hereby; TFIN, TAC and PBI agree as follows:


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                                    ARTICLE I
                                 THE MERGER PLAN

         SECTION 1.1 Plan of Merger. Subject to the terms and conditions of this Merger Agreement, including the requisite governmental and stockholder approvals; at the Effective Time as defined in Section 1.2, the acquisition of PBI by TAC will be carried out in the following manner:

                  a. TAC and PBI will each cooperate in the preparation of such applications, statements or materials as may be required to be furnished to the stockholders of PBI or filed or submitted to appropriate governmental agencies in connection with the merger and with the solicitation of the approval by the stockholders of PBI in respect thereof and TFIN, the sole stockholder of TAC agrees to vote all of its shares of capital stock of TAC in favor of the Merger Agreement.

         b. At the Effective Time as defined in Section 1.2, PBI shall merge with and into TAC. As a result of the merger at the Effective Time, the outstanding shares of the capital stock of PBI shall be surrendered and canceled as provided herein and the separate existence of PBI shall cease. TAC shall continue as the surviving corporation and shall continue to be governed by the Laws of the State of Kansas and shall be properly authorized to do business in the State of Kansas and the State of Colorado and comply with all applicable banking laws and regulations. (TAC, in its capacity as the corporation surviving the merger, is sometimes hereinafter referred to as the "Surviving Corporation") After the merger, TFIN will continue to hold one-hundred percent (100%) of TAC capital stock and TAC will own one-hundred percent (100%) of the assets of PBI, including one-hundred percent (100%) of the outstanding capital stock of BANK. As a result of the merger, stockholders of PBI shall be entitled to receive cash or TFIN common stock or a combination thereof as provided for herein.

         SECTION 1.2 Effective Time. The consummation of the merger, the delivery of the certificates and other documents called for by this Merger Agreement, and the consummation of all other transactions contemplated by this Merger Agreement shall take place at the offices of TFIN at Two West Peoria, Paola, Kansas, on a date that shall not be later than forty-five (45) days following the later of the receipt of the final regulatory approval of the Board of Governors of the Federal Reserve System and the Division of Banking of the State of Colorado, if any shall be required, and the office of the Comptroller of the Currency, if any shall be required, including the expiration of any applicable waiting period(s) required to effect the merger. The Effective Time may be extended from time to time by mutual written agreement of the parties. The parties agree that they shall exert their reasonable best efforts to cause the Effective Time to be on or before September 30, 2001.

         SECTION 1.3 Surviving Corporation, Articles of Incorporation and Bylaws. At the Effective Time, PBI shall cease to exist and TAC will be the Surviving Corporation. The Articles of Incorporation and Bylaws of TAC in effect immediately prior to the Effective Date shall continue in full force and effect until otherwise amended or repealed.


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         SECTION 1.4 Filing of Certificate of Merger. The merger shall be documented by the filing of a Certificate of Merger at Two West Peoria, Paola, Kansas 66071; by filing said Certificate with the Secretary of State of Kansas pursuant to K.S.A. 17-6701(c) and by the filings required by the laws of the State of Colorado to document said merger .

         SECTION 1.5 Officers and Directors. The directors and officers of TAC in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors and officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation then existing or as amended and restated as of the Effective Time and said directors and officers shall continue to serve as the directors and officers of the Surviving Corporation until the next annual meeting or until such time as their successors have been elected and have qualified.

         SECTION 1.6 Effect of Merger. At the Effective Time of the merger, the Surviving Corporation shall succeed to, without other transfer, and shall possess and enjoy, all the rights, privileges, immunities, powers and franchises, both of a public and a private nature, and be subject to all the restrictions, disabilities and duties of TAC and PBI. All property, real, personal and mixed, and all debts due to either TAC or PBI on whatever account, for stock as well as for all other things in action or belonging to TAC and PBI, shall be vested in the Surviving Corporation, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation, as they were of TAC and PBI, and the title to any real estate vested by deed or otherwise in either TAC or PBI shall not revert or be in any way impaired by reason of the merger; provided, however, that all rights of creditors and all liens upon any property of either TAC or PBI shall be preserved unimpaired, limited in lien to the property affected by such liens at the Effective Time of the merger, and all debts, liabilities and duties of said TAC and PBI, respectively shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties has been incurred or contracted by the Surviving Corporation. Any existing claim, action or proceeding, whether civil, criminal or administrative by or against either TAC or PBI may be prosecuted to judgment or decree as if this merger had not taken place, or TAC, as the Surviving Corporation, may be substituted in such action or proceeding.

         SECTION 1.7 Further Assurances. If at any time after the Effective Time, TAC shall consider it advisable that any further conveyances, agreements, documents, instruments or assurances of law or any other actions or things are necessary or desirable to vest, perfect, confirm, or record in TAC the title to any property or rights, privileges, powers, or franchises of PBI or BANK, the former Board of Directors and officers of PBI, shall and will be authorized to, execute and deliver in the name on behalf of PBI or otherwise, any and all proper conveyances, agreements, documents, instruments, and assurances of law and do all things necessary or proper to vest, perfect, or confirm title to such property, rights, privileges, powers and franchises in TAC, and otherwise to carry out the provisions of this Merger Agreement.


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         SECTION 1.8 Governing Law. The laws which are to govern this Merger
Agreement and the Surviving Corporation are the laws of the State of Kansas.

                                   ARTICLE II
                         STATUS AND CONVERSION OF SHARES

         The mode of carrying into effect the merger provided in this Merger Agreement, and the manner and basis of converting the shares of PBI stock to shares of TFIN stock are as follows:

         At the Effective Time by virtue of the merger and without any action on the part of the holders thereof:

         SECTION 2.1 TFIN's Common Stock. None of the shares of common stock, par value .00 per share of TFIN, issued at the Effective Time of the merger, hereinafter referred to as "TFIN Common Stock," shall be converted as a result of the merger, but all of such shares shall remain issued shares of TFIN.

         SECTION 2.2 PBI's Common Stock. TFIN shall appoint an Exchange Agent ("Exchange Agent") to accept surrender of the certificates representing shares of PBI Common Stock and to deliver, in exchange for such surrendered certificates, the consideration provided for herein in the form of the shares of TFIN Common Stock or cash represented by such certificates.

                  a. At and after the Effective Time, each holder of a certificate or certificates representing shares of PBI Common Stock, upon presentation and surrender of such certificate or certificates to the Exchange Agent, shall be entitled to receive the consideration provided for herein from the Exchange Agent or TFIN, except that holders of those shares as to which dissenters' rights shall have been asserted and perfected pursuant to the Colorado Business Corporation Act ("CBCA") shall not receive the consideration provided for herein but shall have the right to receive such consideration as may be due such holders under the CBCA. Upon such presentation, surrender, and exchange, as provided in this Section, certificates representing shares of PBI Common Stock previously held shall be delivered to TFIN. Until so presented and surrendered, each certificate or certificates which represent issued and outstanding shares of PBI Common Stock at the Effective Time shall be deemed for all purposes to evidence the right to receive the consideration as determined in accordance with Section 2.3 of the Merger Agreement. If certificates representing shares of PBI Common Stock have been lost, stolen, mutilated, or destroyed, the Exchange Agent shall require the submission of a bond in lieu of such certificate. At the Effective Time, the Stock Transfer Books of PBI shall be closed and no transfer of PBI Common Stock shall thereafter be made, except to TFIN as provided for herein.


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                  b. No dividends or other distributions that are declared after the Effective Time with respect to TFIN Common Stock payable to the holders of record thereof after the Effective Time shall be paid to PBI stockholders entitled to receive certificates representing TFIN Common Stock until such stockholders surrender to the Exchange Agent their certificates representing PBI Common Stock. Upon such surrender, there shall be paid to the stockholder in whose name the certificates representing such TFIN Common Stock shall be issued any dividends which shall have become payable with respect to such TFIN Common Stock between the date of the Effective Time and the time of such surrender, without interest.

                  c. The Exchange Agent's authorization may be terminated by TFIN at any time after six months following the Effective Time. Upon termination of such authorization, any shares of TFIN Common Stock and funds held by the Exchange Agent for payment to PBI stockholders pursuant to this Agreement shall be transferred to TFIN or its designee which shall thereafter perform the obligations of the Exchange Agent. If outstanding certificates for shares of PBI Common Stock are not surrendered or the payment for them not claimed prior to such date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of TFIN (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such items. Notwithstanding the foregoing, neither the Exchange Agent nor any party to this Merger Agreement shall be liable to any holder of PBI Common Stock for any amount paid to any governmental unit or agency having jurisdiction of such unclaimed items pursuant to the abandoned property or other applicable law of such jurisdiction.

                  d. The certificates evidencing the TFIN shares will bear a legend substantially as follows:

         "The shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company."

                  e. PBI understands that the offer and sale of the TFIN Common Stock to be issued pursuant to the Merger has not been registered under the Securities Act of 1933 or any state securities law and as a condition to the issuance of shares of TFIN to each stockholder of PBI that receives shares of TFIN Common Stock in the merger, that each such stockholder represents and warrants that he or she is acquiring such securities for his or her own account for investment and not with a view to the resale or other distribution thereof and acknowledges that such securities may not be resold or transferred unless they have been effectively registered under the Securities Act of 1933 and any applicable state securities laws or TFIN has received an opinion of counsel reasonably satisfactory to it to the effect that any such proposed resale or transfer is exempt from the registration requirements of the Securities Act of 1933 and any applicable state


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securities laws. At the time of closing, each such stockholder must also acknowledge that he or she is familiar with the provisions applicable to the resale of "restricted securities" within the meaning and the limitations of Rule 144 adopted by the Securities and Exchange Commission under the Securities Act of 1933.

                  f. Incidental Registration. For a period of time within two
(2) years of the Effective Time, each time that TFIN shall determine by resolution of the Board of Directors to proceed with the actual preparation and filing of a registration statement under the Securities Act of 1933 (the "Securities Act") in connection with the proposed offer and sale for cash of its Common Stock by it (other than a registration statement on a form that does not permit the inclusion of shares by its security holders), TFIN will deliver notice of its determination to all holders of TFIN common stock issued in exchange for PBI common stock (pursuant to the Merger Agreement not theretofore registered under the Commission and sold no later than thirty (30) days prior to the filing of a registration statement with the Commission (hereinafter "registrable securities"). Upon the written request of a holder of any such registrable securities delivered to TFIN within ten (10 )days after receipt of any such notice, TFIN will, except as herein provided, cause all such shares of registrable securities, the holders of which have so requested registration thereof, to be included in such registration statement at no expense to the holders of such shares of registrable securities, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the registrable securities to be so registered; provided, however, that nothing herein shall prevent TFIN from, at any time, abandoning or delaying any registration. If, in the good faith judgment of the managing underwriter of such public offering, the inclusion of all of the registrable securities covered by a request for registration would reduce the number of shares to be offered by TFIN or interfere with the successful marketing of the shares of stock offered by TFIN, the number of registrable securities otherwise to be included in the underwritten public offering may be reduced in whole or in part pro rata (by number of securities) among the holders thereof requesting such registration. Holders requesting inclusion in the registration will also be subject to the requirement that, to the extent requested by the underwriters, such holders shall enter into any "lock-up" provisions or other similar agreements relating to limiting the sale of TFIN common stock with respect to any shares not being registered; provided that such "lock-up" period does not exceed 180 days. With respect to any registration hereunder, TFIN shall bear the customary and ordinary expenses of registration. However, selling holders of registerable securities shall bear on a pro-rata basis any underwriting discounts and commissions, transfer taxes and professional fees for services to the selling holders.

         SECTION 2.3 Distribution to Stockholders.

         Each PBI stockholder will be required to designate, at the time he or she votes for or against the proposed merger, the method of exchange of shares of PBI Common Stock to be exchanged for cash and/or TFIN Common Stock. Immediately prior to the Effective


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Time, the capital of BANK shall be SIX MILLION TWO HUNDRED THOUSAND DOLLARS
($6,200,000) including any unrealized gain and/or loss on securities. Immediately prior to the Effective Time the reserves required in Section 5.12 shall be as specified therein. The purchase price shall then be paid by TFIN so that the aggregate purchase price paid for shares of PBI Common Stock shall consist of TFIN Common Stock which will have a value of TWO MILLION DOLLARS ($2,000,000) and the remainder of the purchase price to be paid in cash in the amount of ELEVEN MILLION DOLLARS ($11,000,000). The number of shares of TFIN Common Stock to be delivered under this section shall be determined by dividing the $2,000,000 by the average closing price of TFIN stock as quoted on the NASDAQ for the 45 market days prior to the Effective Time regardless of whether or not any shares of TFIN traded on a particular trading day. If the average price so determined is less than Six Dollars ($6.00) per share then the average price shall be Six Dollars ($6.00) per share. If the average price so determined is more than Eight Dollars ($8.00) per share then the average price shall be Eight Dollars ($8.00) per share. An example of the calculations and distribution to PBI stockholders is reflected in Exhibit 2.3A attached hereto.

         The Board of Directors of PBI shall provide to TFIN and TAC a chart or listing, marked Exhibit 2.3B, to be attached hereto, which will show for each PBI stockholder, the method of exchange of PBI Common Stock for TFIN Common Stock and/or cash. Exhibit 2.3B shall be provided to TFIN and TAC prior to the Effective Time.

         TFIN and TAC shall deliver cash and shares of TFIN Common Stock to the Exchange Agent in accordance with Exhibit 2.3B at the Effective Time for the payment of the Purchase Price to the stockholders of PBI.

         Any issued share of PBI Common Stock held in its treasury at the Effective Time shall be canceled.

         SECTION 2.4 Fractional Shares. No fractional shares of the TFIN's Common Stock will be issued in exchange for PBI Common Stock. Instead, each holder thereof on the day next preceding the Effective Time shall be paid in cash the value of the fractional share interest to which the holder thereof would otherwise be entitled based upon the values established in Section 2.3.

         SECTION 2.5 Authorized Shares. At the Effective Time, there shall have been no change in the number of authorized shares of TFIN or of PBI.


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         SECTION 2.6 Stockholder Objections to Merger. All written stockholder objections to the Merger shall be subject to and determined by the requirements of Colorado law. TFIN, TAC and PBI agree that prior to the Effective Time neither corporation will, without the express written consent of the other, voluntarily make any payment with respect to, or settle or offer to settle any such objection. Any stockholder of PBI who objects to the Merger and who becomes entitled to any statutory right for payment for his/her shares of stock shall receive payment from the Surviving Corporation (but only after the amount thereof shall have been agreed upon or finally determined pursuant to said statute) and after payment thereof, said shares shall be canceled.

         SECTION 2.7 Accounting Matters. The assets of TAC and PBI as of the Effective Time shall be taken up on the books of the Surviving Corporation in the amounts at which they shall be carried at that time on the books of the respective corporations. The amount of capital of the Surviving Corporation after the merger shall be equal to the sum of the aggregate amount of the par value of the TFIN Common Stock to be issued in the Merger and of the aggregate par value of the TFIN Common Stock that will remain issued upon the Merger. The surplus of the Surviving Corporation after the Merger, including any surplus arising in the Merger, shall be available to be used for any legal purposes for which a surplus may be used. Differences in the accounting procedures of either TAC or PBI corporations shall be reconciled as determined by the Surviving Corporation.

                                   ARTICLE III
                            PROXIES FROM STOCKHOLDERS

         SECTION 3.1 Proxies. PBI acknowledges that the persons listed in
Schedule 3.1 have agreed that they will vote the shares owned by them in favor of this Merger Agreement and the transactions contemplated hereby, subject to required regulatory approvals, and that they will retain the right to vote such shares during the term of this Merger Agreement and have given TFIN a proxy to vote such shares in favor of the merger if they should fail to do so pursuant to a Voting Agreement and Irrevocable Proxy in substantially the form attached hereto as Exhibit 3.1.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF TFIN AND TAC

         TFIN and TAC, jointly and severally, hereby represent and warrant to PBI and the stockholders of PBI as follows:

         SECTION 4.1 Organization and Authority. Each corporation is a corporation duly organized, validly existing and in good standing under the laws of the state of Kansas. Each has corporate power to carry on its business as it is now being conducted and is qualified to do business in every jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it require qualification. TFIN is duly registered as a bank holding company under the provisions of the Bank Holding


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Company Act of 1956, as amended. TFIN has all requisite corporate power and authority to enter into this Merger Agreement, and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Merger Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of TFIN. TAC has the power to enter into and perform this Merger Agreement and the execution, delivery and performance of this Merger Agreement by TAC and the consummation by TAC of the transactions contemplated hereby have been duly authorized by its Board of Directors and by TFIN as the sole stockholder of TAC. Assuming due execution and delivery by PBI, this Merger Agreement constitutes a valid and binding obligation of TFIN and TAC, enforceable in accordance with its terms, subject to applicable conservatorship, receivership, bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (including without limitation specific performance), whether applied in a court of law or a court of equity.

         SECTION 4.2 No Violations. Subject to approval by the appropriate regulatory agencies, the execution, delivery and performance of this Merger Agreement by TFIN and TAC do not, and the consummation of the transactions contemplated hereby will not, constitute (i) a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of TFIN and TAC or any subsidiary of TFIN and TAC or to which TFIN and TAC or any subsidiary (or any of their respective properties) is subject, (ii) a breach or violation of, or a default under, the articles of incorporation, charter or bylaws of TFIN and TAC or any subsidiary of TFIN and TAC or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of TFIN and TAC or any subsidiary of TFIN and TAC under any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or any other agreement, instrument or obligation to which TFIN and TAC or any subsidiary of TFIN and TAC is a party, or to which any of their respective properties or assets may be bound or affected.

         SECTION 4.3 Capital Stock of TFIN. TFIN has total authorized capital stock consisting of 60,000,000 shares of common stock, $0.00 par value, and 10,000 shares of preferred, $0.00 par value. All of the issued and outstanding shares of TFIN common stock are fully paid and non-assessable, and there exist no preemptive rights, options, obligations or rights of any character whereby either corporation could be required to issue additional capital stock to any person, except as specially disclosed.

         SECTION 4.4 Financial Statements. The consolidated balance sheets of TFIN as of December 31, 2000 and all related notes to the foregoing, all of which have been delivered to PBI and have been certified by KPMG LLP, independent certified public accountants. All of the foregoing financial statements have been prepared in accordance with generally accepted accounting principles and practices which were applied on a


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consistent basis, and present fairly in all material respects the financial position, results of operation and changes of financial position of TFIN as of their respective dates and for the periods indicated. From the date of the last such statement to the date hereof, there has been no material adverse change in the financial condition, properties, assets, liabilities, business or prospects of TFIN.

         SECTION 4.5 Litigation and Proceedings. Except as disclosed on Exhibit
4.5 attached hereto, there is no suit, action or legal or administrative proceeding pending, or to the knowledge of either TFIN or TAC, threatened, against either of them, which, if adversely determined, might materially and adversely affect the financial condition of the corporation or the conduct of its businesses. Nor is there any decree, injunction or order of any court, governmental department or agency outstanding against either corporation having any such effect.

         SECTION 4.6 Filing of Reports. Both TFIN and TAC have filed all applicable reports, returns and filing information and data with state and federal banking authorities and regulatory authorities as required by law or regulation.

         SECTION 4.7 Material Changes in Operations. Both TFIN and TAC have each conducted their respective businesses, only in the ordinary and usual course of business and neither corporation or their respective bank operations have undergone or suffered any material change in financial condition, properties, assets, liabilities, business, operations or prospects which in any individual case or in aggregate materially adversely affects the corporation.

         SECTION 4.8 No Conflict with Other Instruments. At the Effective Time, the consummation of the transactions contemplated by this Merger Agreement will not result in the breach of any term or provision of or constitute a default under any indenture, mortgage, deed of trust or other material agreement or instrument to which either TFIN or TAC is a party.

         SECTION 4.9 Labor Relations; Employees; ERISA. Neither TFIN nor TAC is a party to or affected by any collective bargaining agreement or employment agreement, nor is either corporation a party to any pending or threatened labor dispute, organizational efforts or labor negotiations. Both corporations have complied with all applicable laws relating to the employment of labor, including but not limited to, the provisions thereof relating to wages, hours, collective bargaining, payment of social security taxes, and equal employment opportunity, the violations of which would have a materially adverse impact on their respective businesses. Neither corporation is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. Except for the Team Financial, Inc. Employees' Stock Ownership Plan; TFIN Employee Stock Purchase Plan, and the TFIN Stock Incentive Plan; neither of the corporations has any written or oral retirement, pension, profit sharing, stock option, bonus or other employee benefit plan or practice other than group health and accident insurance. Neither of the corporations has violated any of the provisions of ERISA, and none of them has engaged in any "prohibited transactions" as such term is defined in Section 406 of ERISA.


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         SECTION 4.10 Environmental Compliance. TFIN and TAC are in material compliance with all relevant laws concerning conservation and protection of the environment. No real property owned or leased by any of said corporations is being used or has at any time in the past ever been used for the storage (whether permanent or temporary), disposal, or handling of any hazardous materials, hazardous waste, hazardous substance, contaminant or pollutant nor is any such material, waste, substance, contaminant, or pollutant located in, on, or under, or at the real or personal property owned, leased or used by any of said corporation. No real or personal property of any corporation has ever been used for the purpose of a dump site. Notwithstanding the foregoing, all representations or warranties made under this Section 4.9 with respect to the real and personal property owned by virtue of routine collection and/or foreclosure activities undertaken by any subsidiary owned by TFIN or TAC to enforce obligations of borrowers are made only to the best knowledge of the corporations.

         SECTION 4.11 Employment of Aliens. TFIN and TAC and their respective subsidiaries are in material compliance with the Immigration and Control Act of 1986 and amendments thereof.

         SECTION 4.12 Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against, TFIN and TAC or their wholly-owned subsidiaries do not have any material liabilities or obligations whether accrued, absolute, contingent or otherwise, including, governmental charges or lawsuits, or any tax liabilities due or to become due.

         SECTION 4.13 Tax Matters. TFIN and TAC have filed all federal, state, municipal and local income, excise, property, special district, sales, transfer and other tax returns and reports which are required to be filed up to and including the Effective Time and have paid all taxes which have become due pursuant to such returns or assessments which have become payable. There are no examinations, reviews, audits or investigations of any tax return or report which are presently pending or threatened.

         SECTION 4.14 Information and Proxy Statement. The information relating to TFIN and TAC including any information or proxy statement distributed pursuant to this Merger will be accurate and complete in all material respects, will not omit to state any material fact required to be stated therein or necessary to prevent such information from being misleading, and will comply in all material aspects with the requirements of federal and state law on the date of first mailing of such information to the stockholders of PBI.


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         SECTION 4.15 Broker/Advisor's Fees. TFIN has employed a broker advisor in connection with the transactions contemplated by this Merger Agreement and will be solely responsible for the payment of fees incurred thereby pursuant to its separate agreement.

                                    ARTICLE V
                      REPRESENTATIONS AND WARRANTIES OF PBI

         PBI hereby represents and warrants to each of TFIN and TAC as follows:

         SECTION 5.1.  Organization and Good Standing.

                  a. PBI is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado with the corporate power and authority to own its properties and conduct its business as it is now being conducted and is duly registered as a bank holding under the Bank Holding Act of 1956, as amended. The conduct of PBI's business and the ownership of its properties do not require PBI to qualify as a foreign corporation in any jurisdiction, except where the failure to be so qualified individually or in the aggregate would not materially and adversely affect the business, operations, properties or financial condition of PBI and its subsidiary.

                  b. PBI has one wholly-owned subsidiary: Colorado Springs National Bank, Colorado Springs, Colorado, ("BANK") which is a national banking corporation duly organized, validly existing and in good standing under the laws of the United States of America, with the corporate power and authority to carry on its business as it is now being conducted. BANK is duly qualified to do business in each jurisdiction in which the conduct of its business requires such qualification except where the failure to be so qualified individually or in the aggregate would not materially and adversely affect the business, operations, properties or financial condition of PBI and/or BANK.

         SECTION 5.2 Authority. PBI has all requisite corporate power and authority to enter into this Merger Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of this Merger Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of PBI. This Merger Agreement has been duly executed and delivered by PBI, and assuming due execution and delivery by TFIN, constitutes a valid and binding obligation of PBI, enforceable in accordance with its terms subject to applicable conservatorship, receivership, bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (including without limitation specific performance), whether applied in a court of law or a court of equity. Attached hereto as Exhibits 5.2A and 5.2B, respectively, are certified resolutions of the Board of Directors and the stockholders of PBI.

         SECTION 5.3 Stockholder Approval. The Board of Directors of PBI has directed or will direct, that this Merger Agreement and the transactions contemplated hereby be submitted to PBI's stockholders for approval at a meeting of such stockholders and, except for adoption of this Merger Agreement by the requisite vote of the PBI's stockholders, no other stockholder action is necessary to approve this Merger Agreement and to consummate the transactions contemplated hereby. The Board of Directors will recommend that the stockholders approve the transactions contemplated hereby, subject to their fiduciary duties. The approval of the holders of a majority of the outstanding shares of PBI Common Stock entitled to vote with respect to such matter is required for approval of this Merger Agreement and to consummate the transactions contemplated hereby. No approval of a number of outstanding shares of PBI greater than that required by the relevant statutory provisions is required for approval of this Merger Agreement and the consummation of the transactions contemplated hereby.

         SECTION 5.4 No Violations. Except for the approvals of the appropriate regulatory agencies and such filings and registrations as are required under federal and state securities and Blue Sky laws, the execution, delivery and performance of this Merger Agreement by PBI do not, and the consummation of the transactions contemplated hereby will not, constitute (i) a breach or violation of, or a default under any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of PBI or BANK or to which PBI or BANK (or any of their respective properties) is subject, (ii) a breach or violation of, or a default under, the articles of incorporation, charter or bylaws of PBI or BANK or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of PBI or BANK under any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which the PBI or BANK is a party, or to which any of their respective properties or assets may be bound or affected.

         SECTION 5.5 Consents. Except for the approvals of the appropriate regulatory agencies and such filings and registrations as are required under federal and state securities and Blue Sky laws, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by PBI of the Merger or the other transactions contemplated by this Merger Agreement.

         SECTION 5.6 Capitalization. PBI has authorized capital stock consisting of One Hundred Thousand shares of common stock, One Dollar ($1.00) par value, of which Ninety Three Thousand Twenty Two (93,022) shares are issued and outstanding with no shares held as treasury stock. All of the issued and outstanding shares of PBI Common Stock are validly issued, fully paid and non-assessable. There are no outstanding warrants, options, subscriptions, contracts, rights or other agreements or commitments obligating PBI to issue or sell any additional shares of PBI Common Stock nor are there outstanding any securities, debts, obligations or rights which are convertible into or exchangeable for shares of PBI Common Stock. The authorized capital stock of BANK consists of One Hundred Thousand (100,000) shares of common stock, Ten Dollars ($10.00) par value per share ("BANK Stock"), of which One Hundred Thousand (100,000) shares have been duly and validly issued, are fully paid, and, are owned directly by PBI. Such shares are free and clear of all liens, encumbrances, equities or claims. There are no outstanding warrants, options, subscriptions, contracts, rights or other arrangements or commitments obligating PBI or BANK to issue or sell any additional shares of BANK's capital stock nor are there outstanding any securities, debts, obligations or rights which are convertible into or exchangeable for shares of capital stock or any other equity security of BANK.

         SECTION 5.7 Government Regulation. PBI and BANK hold all material licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the lawful conduct of their respective businesses and ownership of their respective properties. PBI and BANK have substantially complied with all material federal, state and local statutes, regulations, ordinances or rules applicable to the ownership of their respective properties or the conduct of their respective businesses.

         SECTION 5.8 Financial Statements. PBI has previously delivered to TFIN and TAC 1999 and 2000 year end audited financial statements for PBI and the last four call reports for BANK (March 2001, December 2000, September 2000, June
2000). Such Financial Statements have been prepared (except for the absence of notes thereto) in accordance with generally accepted accounting principles and practices which were applied on a consistent basis, and present fairly in all material respects the financial position, results of operation and changes of financial position of PBI or the BANK, as applicable, as of their respective dates and for the periods indicated. PBI has no liabilities or obligations of a type which would be included in a balance sheet prepared in accordance with generally accepted accounting principles whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except as and to the extent disclosed or reflected in the balance sheet of PBI as of December 31, 2000, or incurred since 2000 year end, in the ordinary course of business. From April 2, 2001 until the date hereof, there has been no material adverse change in the financial condition, properties, assets, liabilities, rights or business of PBI or BANK, or in the relationship of PBI and BANK with respect to its employees, creditors, suppliers, distributors, customers or others with whom it has business relationships.

         SECTION 5.9 Legal Proceedings. Except as disclosed on Exhibit 5.9 attached hereto, there are as of the date hereof no actions, suits, claims, demands or other proceedings or investigations, either judicial or administrative, pending or, to the knowledge of PBI, threatened against or affecting the properties, assets, rights or business of PBI or BANK or the right to carry on or conduct their respective businesses, nor are there any grounds therefor, which, if adversely determined, would in the aggregate adversely affect the business, operations, properties or financial condition of PBI or BANK, except as specifically disclosed and escrowed for herein. Except as disclosed on

Exhibit 5.9 attached hereto, there are as of the date hereof no actions, suits, claims, demands or other proceedings or investigations, either judicial or administrative, pending or threatened which will or could prevent or interfere with the consummation of the transactions contemplated by this Merger Agreement. PBI agrees to advise TFIN and TAC if at any time between the date hereof and the Effective Time, any legal proceeding as described in this paragraph is initiated or threatened.

         SECTION 5.10 Title to Assets. Except as disclosed on Exhibit 5.10A and except for securities pledged to secure public funds deposits or subject to customer repurchase agreements entered into in the ordinary course of business, and leased property discussed below; PBI and BANK have good and marketable title to and possession of all of their respective real and personal properties and assets, in each case free and clear of any liens, restrictions, encumbrances, rights, title and interests of others, except for other real estate owned and except as reflected on their respective financial statements and except for the lien of current taxes, covenants and restrictions of record, and other minor imperfections of title not affecting marketability, which liens, covenants, restrictions and imperfections do not materially affect the value of such property and do not interfere with the use made of such property by PBI and BANK. The real and personal properties and assets held under lease by PBI and BANK are held by them under valid, subsisting and enforceable leases with such exceptions as do not interfere with the use made of such properties and assets by PBI and BANK. No consent is necessary under the terms of any such lease in connection with the consummation of the transactions contemplated hereby. Attached hereto as Exhibit 5.10B is a list of leases to which PBI or BANK is a party.

         SECTION 5.11 Undisclosed Liabilities. As of the date hereof, neither PBI nor BANK have any debt, liability or obligation (whether accrued, contingent, absolute or otherwise) of the nature which would customarily be included in a corporate balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles that is not reflected or reserved against in the PBI Financial Statements or was not incurred in the ordinary course of their business.

         SECTION 5.12 Reserves: PBI specifically represents and warrants to TAC that the reserve for possible loan and lease losses shown in the Consolidated Financial Statements of PBI and its wholly-owned subsidiary, BANK, is adequate in all respects, under the requirements of generally accepted accounting principles and regulatory requirements, to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding and as a percentage of loans shall be in an amount equal to the gross loans of BANK multiplied by one percent (1%) of such loans outstanding at the Effective Time less the amount of existing loan loss reserves of BANK. The resulting sum shall be divided by two (2) and such resulting amount shall be added to the loan loss reserve immediately prior to the Effective Time. In addition, and in lieu of additional reserves, PBI and BANK represent and warrant that any technical exceptions related to loans as identified in the listing provided by TFIN to BANK and the list of credit concerns provided by TFIN to BANK under date of April 10, 2001 will be corrected to the reasonable satisfaction of TFIN prior to the Effective Time.

         SECTION 5.13 Taxes. PBI and BANK have timely filed all tax returns required to be filed by them, and the PBI and BANK have timely paid and discharged all taxes due in connection with or with respect to the filing of such tax returns and have timely paid all other taxes as are due, except such as are being contested in good faith by appropriate proceedings and with respect to which PBI is maintaining reserves adequate for their payment. The liability for taxes set forth on each such tax return adequately reflects the taxes required to be reflected on such tax return. Neither the IRS nor any other governmental entity or taxing authority or agency is now asserting, either through audits, administrative proceedings, court proceedings or otherwise, or threatening to assert against PBI or BANK any deficiency or claim for additional taxes. Neither PBI nor BANK has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any tax. There are no tax liens on any assets (excluding OREO properties) of PBI or BANK. Neither PBI nor BANK has received a ruling or entered into an agreement with the Internal Revenue Service or any other governmental entity or taxing authority or agency that would have a Material Adverse Effect (as defined below) on PBI or BANK, taken as a whole, either before or after the Effective Time. For purposes of this Merger Agreement, "Material Adverse Effect" with respect to PBI or BANK means an effect that: (1) is materially adverse to the business, financial condition, results of operations or prospects of PBI or BANK taken as a whole;
(2) significantly and adversely affects the ability of the PBI or BANK to consummate the transactions contemplated by this Merger Agreement by the Effective Time or to perform their material obligations under this Merger Agreement; or (3) enables any persons to prevent the consummation by the Effective Time of the transactions contemplated by this Merger Agreement. PBI agrees to provide assistance in the preparation of income tax returns for PBI and BANK from the commencement of the current fiscal year through the Effective Time with such returns to be completed within ninety (90) days after the Effective Time.

         SECTION 5.14 Contracts. Except as set forth on Exhibit 5.14 attached hereto, neither PBI nor BANK is party to or bound by any:

                  a. Employment contract;

                  b. Bonus, deferred compensation, savings, profit sharing, severance pay, pension or retirement plan or arrangement, except for the Plan(s) referenced in Section 5.17 hereof;

                  c. Material lease or license with respect to any property, real or personal, whether PBI or BANK is landlord or tenant, licensor or licensee, involving a liability or obligation of PBI or BANK as obligor in excess of $5,000 on an annual basis;.

                  d. Agreement, contract or indenture relating to the borrowing of money by PBI or any subsidiary, excluding deposit obligations, obligations under certificates of deposit, letters of credit, items in the process of collection, commitments to loan or discount, endorsements made for collection and guarantees made in the ordinary course of business;

                  e. Agreement with any present or former officer, director or stockholder of PBI or BANK; or

                  f. Other contract, agreement or other commitment which is material to the business, operations, property, prospects or assets or to the condition, financial or otherwise, of PBI or BANK or which involve a payment by PBI or BANK of more than $5,000 on an annual basis.

         SECTION 5.15 Regulatory Reports; Examinations. PBI and BANK have timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, with all governmental or regulatory authorities, agencies, courts, commissions or other entity ("Governmental Entity") and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Governmental Entity in the regular course of the business of PBI and BANK, no Governmental Entity has initiated any proceeding or investigation into the business or operations of PBI or BANK. There is no unresolved material violation, criticism, or exception by any Governmental Entity with respect to any written report or statement relating to any examinations of PBI or BANK.

         SECTION 5.16 Conduct. From April 2, 2001 until the date hereof:

                  a. There has been no material adverse change in the financial condition of, or in the properties, assets, liabilities, rights or business, taken as a whole, of PBI or BANK or in the relationship of PBI or BANK with respect to their employees, creditors, suppliers, distributors, customers or others with whom they have business relationships.

                  b. The business affairs of PBI and BANK have been conducted and carried on only in their ordinary and regular course of business, and PBI and BANK have not incurred or become subject to any liabilities or obligations other than those incurred in their ordinary course of business, those incurred pursuant to existing contracts included on Exhibit 5.14, and those incurred pursuant to commitments permitted hereby.

                  c. Neither PBI nor BANK have entered into any employment contract with any director, officer or salaried employee, paid any or made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any of their officers, employees or directors, increased the rate of compensation, if any, or instituted or made any material increase in any officer's, employee's or director's welfare, retirement or similar plan or arrangement, other than merit increases made in accordance with past practices and procedures. It is understood that PBI and BANK, in their sole discretion, reserve the right, at their cost and expense, to make provision for an end of year merit bonus or other such payment to employees of BANK.

         SECTION 5.17 Compliance with ERISA. Neither PBI nor BANK has established, maintained or contributed at any time during the five-year period ending as of the Effective Time to any employee benefit plan (as defined in Sections 3(3) or 3(37) of the Employment Retirement Income Security Act of 1974 ("ERISA")) or any other plan with respect to which any governmental filings are required, except for the Colorado Springs National Bank 401K Plan. The Plan is sponsored by BANK . A true and accurate copy of the Plan, any related trust agreements and each of the amendments thereto has been provided to TFIN and TAC together with (i) all determination letters received in respect of any qualified plans, and (ii) all required reports and supporting schedules filed with any government agency in respect of the Plan for the three most recent years ending on or before the date hereof. The Plan and each fiduciary (as defined in Section 3(21) of ERISA) of the Plan are in compliance in all material respects with all applicable requirements (including nondiscrimination requirements in effect as of the date hereof) of the Internal Revenue Code of 1986 ("Code"), including, but not limited to, Sections 79, 105, 106, 125, 401, 501, and 4975 of the Code. For purposes of this Section 4.16, noncompliance with the Code or ERISA is material if such noncompliance could have a Material Adverse Effect on the condition of the Plan or of PBI or BANK, either as of the Effective Time or upon discovery of the noncompliance. All required contributions to the Plan through the date hereof have been made. PBI and BANK (each with respect to the Plan), as well as the Plan, have no material current or threatened liability of any kind to any person, including but not limited to any government agency, as of the date hereof, other than for the payment of benefits in the ordinary course.

         SECTION 5.18 Defaults. Neither PBI nor BANK is in material breach or material default under any agreement or commitment to which PBI or BANK is a party, or under any loan agreement, note, security agreement, guarantee or other document pursuant to or in connection with PBI's or BANK's extension of credit; and to PBI's knowledge, there has not occurred any event which, after the giving of notice, the lapse time or otherwise, would constitute any such default under, or result in any such breach of, any such agreement, commitment or extension of credit.

         SECTION 5.19 Insurance. Complete and correct copies of all material policies of fire, product or other liability, workers' compensation and other similar forms of insurance owned or held by PBI and BANK are attached hereto as
Exhibit 5.19. Subject to expirations and renewals of insurance policies in the ordinary course of business, all such policies are in full force and effect; all premiums with respect thereto covering all periods up to and including the date as of which this representation is being made have been paid

(other than retrospective premiums which may be payable with respect to worker's compensation insurance policies); and no notice of cancellation or termination has been received with respect to any such policy. Such policies are valid and enforceable policies. The insurance policies to which PBI or BANK are parties are sufficient for compliance with all material requirements of law and all material agreements to which PBI or BANK are parties and will be maintained by PBI and BANK until the Effective Time. Neither PBI nor BANK has been refused any insurance with respect to any material assets or operations, nor has coverage been limited in any respect material to their operations by any insurance carrier to which they have applied for any such insurance or with which they have carried insurance during the last five (5) years.

         SECTION 5.20 Absence of Adverse Agreements. Neither PBI nor BANK is a party to any agreement or instrument or any judgment, order or decree or any rule or regulation of any court or other governmental agency or authority which adversely affects or is reasonably likely to result in a adverse effect on the financial condition, results or operations, assets, business or prospects of PBI or BANK, taken as a whole.

         SECTION 5.21 Internal Controls and Records. PBI and BANK maintain books of account which accurately and validly reflect, in all material respects, all loans, mortgages, collateral and other business transactions and maintain accounting controls sufficient to ensure that all such transactions are (a) in all material respects, executed in accordance with its management's general or specific authorization, and (b) recorded in conformity with generally accepted accounting principles.

         SECTION 5.22 Loans.

                  a. BANK is not a party to any written or oral loan agreement, note or borrowing arrangement which has been classified as "substandard", "doubtful," "loss," "other loans especially mentioned" or any comparable classifications by PBI or BANK or banking regulators, except as reflected on a list attached hereto and marked Exhibit 5.22 A.

                  b. Except as set forth on Exhibit 5.22b attached hereto, neither PBI nor BANK is a party to any written or oral loan agreement, note, or borrowing arrangement, including any loan guaranty, with any director or executive officer of PBI or BANK, or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing;

                  c. Neither PBI nor BANK is a party to any written or oral loan agreement, note or borrowing arrangement in violation of any law, regulation or rule of any governmental authority and which violation is reasonably likely to result in a adverse effect on PBI or the BANK.

         SECTION 5.23 Environmental Laws.

                  a. The operations of PBI and BANK comply in all respects with all applicable past and present federal, state and local environmental statutes and regulations and neither the condition of any property owned by PBI or BANK nor the operation of the business of any of such entities violates in any respect any applicable federal, state or local environmental statute or regulation.

                  b. None of the operations of PBI or BANK is subject to any judicial or administrative proceeding alleging the violation of any federal, state or local environmental health or safety statute or regulation nor is it the subject of any claim alleging damages to health or property pursuant to which PBI or BANK may be liable.

                  c. None of the operations of nor any of the properties owned by PBI or BANK is the subject of any federal, state or local investigation in evaluating whether any remedial action is needed to respond to a release or threatened release of any hazardous waste or substance from whatever source.

                  d. No condition or event has occurred which, with notice or the passage of time or both, would constitute a violation of any federal, state or local environmental law and at no time has PBI or BANK stored or used any pollutants, contaminants or hazardous or toxic waste, substances or materials on or at any location owned by PBI or BANK.

                  e. There are no underground storage tanks now or heretofore located on any real property owned by PBI or BANK.

                  f. Neither PBI nor BANK has ever been notified by either a federal, state or local governmental authority, or any private party, that PBI or BANK is a potentially responsible party for remedial costs spent addressing the release, or threat of a release, of a hazardous substance and to the environment pursuant to the Comprehensive Environmental Response, Compensation or Liability Act, 42 U.S.C. 9601, et seq. or any corresponding state law. TFIN or TAC may obtain at its option and expense on or prior to 120 days following the date hereof an environmental audit of all properties and assets of PBI and BANK whether directly owned or classified as other real estate owned. Such environmental audit shall constitute a part of the due diligence process, should TFIN or TAC choose to pursue it, and if TFIN or TAC determines in its sole discretion that such environmental audit reflects the potential of a material environmental problem with respect to any of the properties or assets of PBI or BANK, then TFIN or TAC may deem the due diligence unsatisfactory and terminate this Agreement under the terms of Section 6.1 hereinafter.

         SECTION 5.24 Labor Matters

                  a. PBI and BANK are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice.

                  b. There is no unfair labor practice complaint against PBI or BANK pending before the National Labor Relations Board.

                  c. There is no labor strike, dispute, slowdown, representation campaign or work stoppage actually pending or to the best of PBI's knowledge, threatened against or affecting PBI or BANK.

                  d. No grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor has been asserted against PBI or BANK.

                  e. Neither PBI nor BANK is experiencing any material work stoppage.

         SECTION 5.25. Real Estate. BANK owns the real property listed on
Exhibit 5.25. BANK has good and marketable title in fee simple to the real property shown on the Exhibit. There are no leases or other liens or encumbrances which affect the real estate except as disclosed by the title evidence previously supplied by BANK to TFIN. No zoning ordinance prohibits, interferes with or materially impairs the usefulness of such property owned by BANK and all the premises are in good operating condition and repair, normal wear and tear excepted.

         SECTION 5.26. Personal Property. BANK has good and marketable title to all of its machinery, equipment, materials, supplies and other personal property contained within the bank facility. This personal property is free and clear of all liens and encumbrances. All of the personal property is in good operating condition, normal wear and tear excepted. Attached hereto as Exhibit 5.26 is a list of personal property which the stockholders of PBI exclude from this merger transaction. The parties understand that these items were a part of the collection of artifacts from the travels and various hobbies of the original President of Colorado Springs National Bank, Norman M. Postles. It is further understood that the list of items are of nominal value and are not included within the value of the capital of BANK.

         SECTION 5.27. Information Supplied. None of the information supplied or to be supplied by PBI for inclusion or incorporation by reference in the Proxy Statement will, at the date of mailing to stockholders and at the times of the meetings of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, other than information supplied by TFIN or TAC.

         SECTION 5.28 Full Disclosure. No statement contained in any document, certificate, or other writing furnished or to be furnished by or at the direction of PBI to TFIN in, or pursuant to the provisions of, this Merger Agreement contains or shall contain any untrue statement of fact or omits or shall omit to state any fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                   ARTICLE VI
                                   TERMINATION

         SECTION 6.1 Termination. This Merger Agreement may be terminated and the Merger may be abandoned at any time notwithstanding approval thereof by the stockholders of PBI, but prior to the Effective Time:

                  a. By written agreement jointly approved by both boards of directors of PBI and TAC.

                  b. By the board of directors of either TAC or PBI if any court of competent jurisdiction in the United States or other state or federal regulatory or governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Merger Agreement and such order, decree, ruling or other actions shall have become final and nonappealable.

                  c. By the board of directors of either TAC or PBI in the event of a material breach or material misrepresentation by the other party giving either TAC or PBI the right to terminate the Merger Agreement.

                  d. By the board of directors of either TAC or PBI, if within 180 days from the date hereof, (i) TAC, despite using its best efforts, has not obtained all required regulatory approvals, notices of non-disapproval and consents required to consummate this Merger Agreement, or (ii) there is any remaining action or inaction by any regulatory body or agency, or any waiting period remains, before the Merger can be lawfully concluded.

                  e. By the board of directors of TAC if a significant portion of the assets of BANK are physically damaged, lost or destroyed prior to the Effective Time.

         SECTION 6.2 Survival. All obligations set forth in Section 9.5 shall survive any termination of this Merger Agreement. All representations and warranties set forth in Article IV and Article V shall survive the closing. Waiver of any liability for a breach of this provision must be in writing signed by the parties in order to be effective.

                                   ARTICLE VII
                              CLOSING PREPARATIONS

                                 PROXY STATEMENT

         SECTION 7.1 TFIN shall, as promptly as practicable after the date of this Merger Agreement and the furnishing by PBI of all information regarding TFIN required or desired by PBI to be reflected therein, prepare an Offering Circular relating to shares of TFIN Common Stock to be issued at the Effective Time and containing a Proxy Statement ("Proxy Statement") for use at the PBI Stockholders' Meeting referred to in Section 8.1. TFIN shall use its best efforts to enable the proxy material to be mailed to stockholders as promptly as practicable. PBI will furnish to TFIN the information relating to PBI required by TFIN to be included in the Offering Circular.

         SECTION 7.2 Whether or not the transactions contemplated by this Merger Agreement are consummated, the expenses of the Offering Circular and of preparing and distributing the Proxy Statement shall be borne as follows:

                  a. PBI shall bear all fees and expenses of its auditors and attorneys and its own costs of preparing the information on PBI required for the Proxy/Offering Circular Statement.

                  b. TFIN shall bear all fees and expenses of drafting and completing the Proxy/ Offering Circular, but not limited to all Proxy/Offering Circular filing fees and all fees and expenses of its auditors and attorneys in preparation of the Proxy/Offering Circular; and

                  c. TFIN shall bear all printing and mailing costs of the Proxy /Offering Circular, except that such costs shall be borne by PBI if this Merger Agreement is terminated by TFIN because of a material breach of this Merger Agreement by PBI or is not approved by the requisite vote of stockholders of PBI.

The Stockholders of PBI shall be sent a copy of any Offering Circular and/or Proxy Statement which may be prepared pursuant to this section.

                                  ARTICLE VIII
                               CLOSING CONDITIONS

                              STOCKHOLDERS' MEETING

         SECTION 8.1 PBI shall call a Stockholders' Meeting to consider the approval of this Merger Agreement and to authorize the transactions contemplated by this Merger Agreement on a date selected by PBI , such date to be the earliest practicable date after the date the Proxy Statement may first be sent to PBI stockholders. Subject to its fiduciary obligations to PBI stockholders, the Board of Directors of PBI will recommend to PBI stockholders in the Proxy Statement that, at such Stockholders Meeting, they approve this Merger Agreement and authorize the transactions contemplated by it.

         SECTION 8.2 Prior to the Closing, TFIN and TAC shall take all action necessary to cause its Board of Directors to authorize the Merger and to take any other corporate action necessary on their part to complete the Merger and perform the transactions contemplated thereby.

         SECTION 8.3 Closing of this Agreement shall be conditioned upon TAC receiving an unqualified commitment for financing sufficient to provide the necessary sums of cash to be paid as part of the purchase price specified hereunder.

         SECTION 8.4 PBI and TFIN shall promptly provide each other information as to any significant developments in the performance of this Merger Agreement and shall promptly notify the other if it discovers that any of its representations and warranties contained in this Merger Agreement or in any document delivered in connection with this Merger Agreement was not true and correct in all material respects or became untrue or incorrect in any material respect.

         The obligation of the parties to effect the Merger contemplated herein shall be subject following conditions which may, to the extent permitted by law, be waived by the parties at their respective option:

         SECTION 8.5 Employment and Non-Competition Agreements. The closing of this Merger Agreement is conditioned upon the approval and execution of employment and non-competition agreements between TFIN and Geoffrey B. Postles prior to the Effective Time. It is contemplated that the employment agreement shall be for a period of six (6) months with terms related to salary and duties acceptable to both parties. The noncompetiton agreement shall be for a reasonable period of time and other reasonable terms acceptable to both parties. Such agreements shall be provided by TFIN to PBI on a confidential basis with the terms thereof not to be revealed to anyone other than the senior officers of PBI, stockholders of PBI and as required by any regulatory authority or court order. A waiver of the confidentiality provisions of this section may be made by either PBI or Geoffrey B. Postles.

         SECTION 8.6 Regulatory Approvals. All required notices, approvals, failures to disapprove, notices of non-disapproval and consents regarding the proposed purchase and sale transaction have been obtained from the Federal Reserve Bank of Kansas City and all other applicable state or federal regulatory bodies and agencies, and all required waiting periods shall have expired.

         SECTION 8.7 Representation and Warranties. All representations and warranties of the parties set forth in this Merger Agreement shall be true as of the Effective Time.

         SECTION 8.8 Performance of Obligations. The parties shall have performed and complied with all obligations which are to be performed or complied with by them under this Merger Agreement prior to or on the date of the Effective Time.

                                   ARTICLE IX
                                  MISCELLANEOUS

         SECTION 9.1 Covenants. PBI shall not, without the express written consent of TAC, permit BANK to:

                  a. Incur any indebtedness for borrowed money (except for federal funds, repurchase agreements entered into in the ordinary and usual course of business, deposits received by the BANK and endorsement, for collection or deposit, of negotiable instruments received in the ordinary and usual course of business, and issuance of letters of credit by the BANK in the ordinary course of business), assume, guarantee, endorse or otherwise as an accommodation become liable or responsible for obligations of any other individual, firm or corporation in excess of zero dollars ($0.00).

                  b. Make, grant or incur any obligation or liability to make or grant a loan to any person or entity in excess of ONE HUNDRED THOUSAND DOLLARS ($100,000). In the event that PBI or BANK should request the issuance of a loan in excess of the stated amounts, PBI or BANK shall provide Robert J. Weatherbie or his designee the information it would customarily prepare for determination of whether a loan should be approved and Robert J. Weatherbie or his designee shall provide a written response either approving or rejecting the issuance of such loan within five (5) business days of receipt of such request. Any rejection of a loan by Robert J. Weatherbie or his designee shall be done utilizing a standard of commercial reasonableness. If any such loan is rejected, the reasons therefore shall be stated in writing and provided to BANK.

                  c. Except for transactions in the ordinary and usual course of business, sell or transfer any of its properties or assets or cancel, release or assign any indebtedness owed to it or any claims held by it.

                  d. Make any purchase or commitment/obligation to purchase any fixed asset in excess of TEN THOUSAND DOLLARS ($10,000) or enter into any contractual obligation(s) for any related purpose(s) which individually or collectively would be in excess of said amount.

                  e. Materially alter or change the customary terms and conditions upon which it conducts business.

                  f. Materially alter or change the business or business organization.

                  g. Declare or pay any dividend. Provided, however, PBI may declare dividend(s) prior to the Effective Time for the purpose of adjusting PBI capital consistent with the formula for calculating the consideration as provided for herein. Provided, further, PBI may pay any sums required for estimated tax payments in connection with the dividend(s) paid to stockholders described in this paragraph.

                  h. Issue any new shares of stock.

                  i. Purchase or acquire any additional brokered deposits or borrowed funds following the execution of the Agreement.

         SECTION 9.2 Cash Payment by TAC: At the time of signing this Merger Agreement, TAC shall pay the sum of Fifty Thousand DOLLARS ($50,000) to PBI in immediately available funds as and for a down payment, to be held in a interest bearing escrow by BANK until the closing/Effective Time when said sum plus accrued interest shall be applied to the distribution to stockholders provided by this Merger Agreement. In the event of termination by mutual agreement, failure to obtain regulatory approval, failure to obtain financing for the cash portion of the purchase price, or for any cause attributable to the actions of PBI or BANK said sum shall be returned to TFIN. In the event of termination for any other cause, said sum shall be retained by PBI. If said sum is retained by PBI the down payment retained by PBI shall constitute liquidated damages, in lieu of all other damages of any nature whatsoever. The parties acknowledge and agree that PBI's damages due to such a default are difficult to ascertain and agree that the amount of the down payment represents a reasonable estimate of PBI's damages for termination.

         SECTION 9.3 Inspection and Due Diligence. Between the date hereof and the Effective Time and upon reasonable notice, TFIN and its authorized representatives shall be permitted full access during regular business hours to all properties, books, records, contracts and documents of PBI and BANK. Between the date hereof and the Effective Time PBI and BANK agree to give TFIN reasonable notice of any regular or special meeting of the board of directors of PBI and BANK and further agree that Robert J. Weatherbie and/or Michael L. Gibson may attend any such meeting as observers. From the date of this Merger Agreement until the Effective Time, PBI will furnish to TFIN, within ten days of their preparation, without separate request by TFIN, to the attention of Michael
L. Gibson, the following:

   BANK month end balance sheet; BANK month end profit and loss statement and a copy of all monthly reports presented to BANK's board of directors.

In addition to the items supplied by PBI pursuant to the previous sentence, PBI shall furnish to TFIN and its authorized representatives all information with respect to the affairs of PBI and BANK as may be reasonably requested. PBI shall provide such information and answer such inquiries as TFIN may reasonably request or make concerning the subject matter of the representations and warranties of PBI made herein. Immediately prior to the Effective Time TFIN may, at its sole cost and expense conduct a second due diligence examination of the assets of PBI and BANK for the period from April 2, 2001 forward.

         SECTION 9.4 Regulatory Approval. By June 30, 2001, TAC shall, at its expense, file an appropriate application with all applicable state and federal regulatory agencies and bodies to obtain applications and notices necessary to obtain all required approvals or consents to consummate the transactions contemplated herein. TAC shall use its best efforts to obtain all required approvals, consents and failures to disapprove as promptly thereafter as possible, and shall keep PBI fully apprised as to the progress of such efforts and provide PBI copies of all filings, applications and notices, together with all other significant documents and correspondence exchanged between TAC (or its accountants or other representatives) and any such agencies and bodies with respect thereto. Copies of all such materials prepared and filed with any regulatory agency and bodies by or for TAC shall be furnished to Thomas G. Martin, attorney for PBI. In the event additional information or documentation is requested by any regulatory agency or body, TAC shall comply with such request as promptly as possible; in the event any such information or documentation is in the possession or knowledge of PBI or BANK, TAC shall immediately inform PBI, and PBI shall use its best efforts to make such documentation or information promptly available to TAC or TAC's designated representative.

         SECTION 9.5 Confidential Information. Subject only to required legal or regulatory disclosure, prior to the Effective Time, all information disclosed to, obtained by or otherwise coming into the possession of the parties hereto shall be maintained in strict confidence in accordance with the terms of that certain Confidentiality Agreement dated January 31, 2001 and paragraphs (f), (g) of the Letter of Interest between the parties and the Addendum executed by TFIN and Geoffrey B. Postles on behalf of PBI and the stockholders dated, March 2, 2001. The terms of these documents related to confidentiality are specifically ratified by TFIN and PBI and incorporated into this Merger Agreement as if fully set forth at length herein.

         SECTION 9.6 Headings. Headings contained in this Merger Agreement are inserted for convenience only and do not constitute a part of the Merger Agreement.

         SECTION 9.7 Governing Law. This Merger Agreement embodies the entire agreement between the parties. There have been no agreements, representations or warranties between the parties hereto other than those set forth and provided herein. This transaction and the Merger Agreement shall be construed, interpreted and enforce according to the laws of the State of Kansas regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                                    ARTICLE X
                              AMENDMENTS AND WAIVER

         SECTION 10.1 Amendment. This Merger Agreement may be amended by agreement of TFIN, TAC and PBI, by action taken by their respective boards of directors or their respective officers at any time prior to the Effective Time and either before or after the approval of this Merger Agreement by the stockholders of PBI or TAC, except that no amendment shall be made, SUBSEQUENT to the adoption of this Merger Agreement by the stockholders of the corporations, that:

                  a. Alters or changes the method of calculation of cash or stock which is to be transferred or paid to PBI stockholders hereunder;

                  b. Alters or changes any term of the articles of incorporation of PBI;

                  c. Alters or changes any of the terms and conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any class of stock or series thereof of either corporation.

This Merger Agreement may only be amended by a written instrument signed by an authorized person on behalf of each of the corporations which are party to this Merger Agreement.

         SECTION 10.2 Waivers and Extensions. Any extensions or waiver of compliance with any provisions of this Merger Agreement on the part of either corporation party hereto shall be valid only if set forth in a written instrument signed by an authorized person on behalf of each of the corporations.

         SECTION 10.3 Notices. All notices and other communications hereunder shall be deemed to have been given when delivered by hand of when deposited in the mail, by certified or registered mail, postage prepaid or delivered by recognized overnight courier, as follows:

         TO:      TEAM FINANCIAL, INC.
                           and
                  TEAM FINANCIAL ACQUISITION SUBSIDIARY INC.

                  8 West Peoria
                  P.O. Box 402
                  Paola, KS 66071-0402
                  Attention: Robert J. Weatherbie,
                  Chairman and CEO

                  With a copy to:

                  Carl W. Hartley, Esq.
                  P. O. Box 407
                  Paola, KS 66071-0407


         TO:      POST BANCORP, INC.

                  POST BANCORP, INC.
                  C/O Geoffrey B. Postles
                  15395 Pleasant View Drive
                  Colorado Springs, CO 80921

                  With a copy to:

                  Thomas G. Martin, Esq.
                  405 S. Cascade Ave. Suite 203
                  Colorado Springs, CO 80903

         SECTION 10.4 Counterparts. This Merger Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which when taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, this Merger Agreement has been signed by the officers of TFIN, TAC and PBI pursuant to actions taken by their Boards of Directors.


TEAM FINANCIAL, INC.                   POST BANCORP, INC.




/s/ Robert J. Weatherbie                /s/ Lorraine L. Postles
-------------------------------        -----------------------------------------
Robert J. Weatherbie                   Lorraine L. Postles
Chairman and CEO                       President

TEAM FINANCIAL ACQUISITION
SUBSIDIARY, INC.


 /s/ Robert J. Weatherbie
-------------------------------
Robert J. Weatherbie
Chairman and CEO

               CERTIFICATION OF CHAIRMEN/PRESIDENT AND SECRETARIES

         This Merger Agreement, adopted by the directors of the respective TFIN, TAC and PBI subject to approval by a vote of PBI and TAC Stockholders is hereby adopted and made effective as of April 30, 2001 , pursuant to the actions taken by the respective corporations, and in witness whereof, this Merger Agreement is signed by the Chairman/President and Secretary of each of the corporations, and the respective corporate seals have been affixed thereto.

TEAM FINANCIAL, INC.                        POST BANCORP, INC.




 /s/ Robert J. Weatherbie                   /s/ Lorraine L. Postles
------------------------------              ------------------------------------
Robert J. Weatherbie                        Lorraine L. Postles
Chairman and CEO                            President




BY: /s/ Lois Rausch                         BY: /s/ Geoffrey B. Postles
   ---------------------------                 ---------------------------------
         Lois Rausch                                Geoffrey B. Postles
         Secretary                                  Secretary



TEAM FINANCIAL ACQUISITION
SUBSIDIARY, INC.


BY: /s/ Robert J. Weatherbie
   ---------------------------
Robert J. Weatherbie
Chairman and CEO



BY: /s/ Lois Rausch
   ---------------------------
   Lois Rausch
   Secretary

STATE OF KANSAS, COUNTY OF MIAMI, SS:

         Personally appeared before me, a Notary Public in and for the County and State aforesaid, Robert J. Weatherbie, Chairman and CEO, and Lois Rausch, Secretary, of Team Financial, Inc. who are personally known to me to be the same persons who executed the foregoing instrument of writing, and they duly acknowledged the execution of the same, and declare that they executed the Merger Agreement on behalf of the corporation pursuant to the authority granted them by their Board of Directors.

         IN TESTIMONY WHEREOF, I hereunto subscribe my name and affix my official seal this 30th day of April, 2001.



                                             /s/ Denise M. Reynolds
                                             -----------------------------------
                                             Notary Public
My appointment expires: 9-15-03



STATE OF KANSAS, COUNTY OF MIAMI, SS:

         Personally appeared before me, a Notary Public in and for the County and State aforesaid, Robert J. Weatherbie, Chairman and CEO, and Lois Rausch, Secretary, of Team Financial Acquisition Subsidiary, Inc. who are personally known to me to be the same persons who executed the foregoing instrument of writing, and they duly acknowledged the execution of the same, and declare that they executed the Merger Agreement on behalf of the corporation pursuant to the authority granted them by their Board of Directors.

         IN TESTIMONY WHEREOF, I hereunto SUBSCRIBE my name and affix my official seal this 30th day of April, 2001.



                                             /s/ Denise M. Reynolds
                                             -----------------------------------
                                             Notary Public
My appointment expires: 9-15-03

STATE OF    Arizona        , COUNTY OF     Maricopa         , SS:
         ------------------           ----------------------

         Personally appeared before me, a Notary Public in and for the County and State aforesaid, Lorraine L. Postles, President of Post Bancorp, Inc., who is personally known to me to be the same person who executed the foregoing instrument of writing, and she duly acknowledged the execution of the same, and declare that she executed the Agreement on behalf of the corporation pursuant to the authority granted her by the Board of Directors.

         IN TESTIMONY WHEREOF, I hereunto SUBSCRIBE my name and affix my official seal this 3rd day of May, 2001.




                                                   /s/ Marie L. Balzer
                                                   -----------------------------
                                                   Notary Public

My appointment expires: 10-14-02



STATE OF COLORADO, COUNTY OF EL PASO, SS:

         Personally appeared before me, a Notary Public in and for the County and State aforesaid, Geoffrey B. Postles, Secretary, of Post Bancorp, Inc., who is personally known to me to be the same person who executed the foregoing instrument of writing, and he duly acknowledged the execution of the same, and declare that he executed the Agreement on behalf of the corporation pursuant to the authority granted him by the Board of Directors.

         IN TESTIMONY WHEREOF, I hereunto SUBSCRIBE my name and affix my official seal this 4th day of May, 2001.



                                                   /s/ Laurie Ann Seab
                                                  ------------------------------
                                                  Notary Public

My appointment expires: 4-27-03

              AMENDMENT TO ACQUISITION AGREEMENT AND PLAN OF MERGER

         This Amendment to Acquisition Agreement and Plan of Merger ("Amendment") dated 25th day of July, 2001 is entered into by and among Post Bancorp, Inc. ("PBI"), Team Financial, Inc. ("TFIN") and Team Financial Acquisition Subsidiary, Inc. ( "TAC").

         WHEREAS, PBI, TFIN and TAC entered into an Acquisition Agreement and Plan of Merger dated as of April 30, 2001 (the "Merger Agreement") which was approved by PBI stockholders on or about June 21, 2001; and

         WHEREAS, the parties desire to amend the Merger Agreement;

         WHEREAS, the Boards of Directors of TFIN, TAC and PBI have determined that it is advisable that PBI be the surviving corporation of the merger contemplated by the Merger Agreement; and

         WHEREAS, in order to facilitate the change requiring PBI to be the surviving corporation, a new corporation; to wit: Team Financial Acquisition Subsidiary II, Inc. ("TAC II") shall be created by TFIN who shall be the sole stockholder of TAC II and TAC II shall be merged into PBI resulting in TFIN being the sole stockholder of both TAC and PBI following the merger; and

         WHEREAS, the proposed Amendment is being made by the respective boards of directors and officers prior to the Effective Time of the Merger Agreement and subsequent to the approval of the Merger Agreement by the stockholders of the party corporations; and

         WHEREAS, the proposed Amendment does not: (a) alter or change the method of calculation of cash or stock which is to be transferred or paid to PBI stockholders hereunder; (b) alter or change any term of the articles of incorporation of PBI; (c) alter or change any of the terms and conditions of the Merger Agreement in any manner which will adversely affect the holders of any class of stock or series thereof of any corporation.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Merger Agreement as follows:

         1. A Kansas corporation, to wit: Team Financial Acquisition Subsidiary II, Inc. ("TAC II") shall be formed by TFIN who shall be the sole stockholder thereof. TAC II shall be made a party to the Merger Agreement and substituted for TAC as appropriate. TAC shall not be the surviving corporation of the Merger Agreement. PBI shall be the surviving corporation of the merger between PBI and TAC II. Immediately, following the merger of TAC II into PBI, TFIN shall be the sole stockholder of PBI; TAC II shall cease to exist.

         2. Consistent with the revisions provided for in paragraph 1 above, "SECTION 1.1 of Article I THE MERGER PLAN in the Merger Agreement" shall be deleted in its entirety and the following shall be substituted therefore:

                                   "ARTICLE I
                                 THE MERGER PLAN

         SECTION 1.1 Plan of Merger. Subject to the terms and conditions of the Merger Agreement, including the requisite governmental and stockholder approvals; at the Effective Time as defined in Section 1.2, the acquisition of TAC II by PBI will be carried out in the following manner:

              a. TFIN, TAC, TAC II and PBI will each cooperate in the preparation of such applications, statements or materials as may be required to be furnished to the stockholders of PBI or filed or submitted to appropriate governmental agencies in connection with the merger and with the solicitation of the approval by the stockholders of PBI in respect thereof. TFIN shall create and capitalize TAC II prior to the Effective Time as defined in Section 1.2 or as otherwise required. TFIN, having created TAC II and as the sole stockholder of TAC II, agrees to vote all of its shares of capital stock of TAC II in favor of the Merger Agreement, and by execution of the amendments provided for herein does hereby approve the Merger Agreement for and on behalf of TAC II. TFIN, likewise, agrees to vote all of its shares of capital stock of TAC in favor of the Merger Agreement as amended hereby.

              b. At the Effective Time as defined in Section 1.2, TAC II shall merge with and into PBI. As a result of the merger at the Effective Time, the outstanding shares of the capital stock of TAC II shall be surrendered and canceled as provided herein and the separate existence of TAC II shall cease. PBI shall continue as the surviving corporation and TFIN shall be the sole stockholder of PBI which shall continue to be governed by the Laws of the State of Colorado. (PBI, in its capacity as the corporation surviving the merger between TAC II and PBI, is sometimes hereinafter referred to as the "Surviving Corporation") After the merger of TAC II into PBI, PBI will continue to own one-hundred percent (100%) of the assets of PBI, including one- hundred percent (100%) of the outstanding capital stock of BANK. As a result of the merger of TAC II into PBI, current stockholders of PBI shall be entitled to receive cash or TFIN common stock or a combination thereof as provided for herein and TFIN shall be the sole remaining stockholder of PBI. As a result of the merger, stockholders of PBI shall be entitled to receive cash or TFIN common stock or a combination thereof as provided for herein from TAC II."

         2. "SECTIONS 1.3 and 1.4 of Article I THE MERGER PLAN in the Merger Agreement shall be deleted in its entirety and the following shall be substituted therefore:

         "SECTION 1.3 Surviving Corporation, Articles of Incorporation and Bylaws. At the Effective Time, TAC II shall cease to exist and PBI will be the Surviving Corporation. The Articles of Incorporation and Bylaws of PBI in effect immediately prior to the Effective Time shall continue in full force and effect unless otherwise amended or repealed."

         "SECTION 1.4 Filing of Certificate of Merger. The merger of TAC II into PBI shall be documented by the filing of appropriate Certificates of Merger at Two West Peoria, Paola, Kansas 66071; by filing said Certificates with the Secretary of State of Kansas pursuant to K.S.A. 17-6701(c) and Secretary of State of Colorado by the filings required by the laws of the State of Colorado to document said merger of TAC II into PBI."

         3. SECTIONS 1.5 , 1.6 and 1.7 of Article I THE MERGER PLAN in the Merger Agreement" shall be deleted in its entirety and the following shall be substituted therefore:

         "SECTION 1.5 Officers and Directors. The directors and officers of PBI and TAC II in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors and officers of the surviving corporation from and after the Effective Time in accordance with the Bylaws of the surviving corporation then existing or as amended and restated as of the Effective Time and said directors and officers shall continue to serve as the directors and officers of the surviving corporation until the next annual meeting or until such time as their successors have been elected and have qualified.

         SECTION 1.6 Effect of Merger. At the Effective Time of the Merger of PBI and TAC II, the surviving corporation (PBI) shall succeed to, without other transfer, and shall possess and enjoy, all the rights, privileges, immunities, powers and franchises, both of a public and a private nature, and be subject to all the restrictions, disabilities and duties of TAC II and PBI. All property, real, personal and mixed, and all debts due to either TAC II or PBI on whatever account, for stock as well as for all other things in action or belonging to TAC II and PBI, shall be vested in the surviving corporation, and all and every other interest shall be thereafter as effectually the property of the surviving corporation, as they were of TAC II and PBI, and the title to any real estate vested by deed or otherwise in either TAC II or PBI shall not revert or be in any way impaired by reason of the merger; provided, however, that all rights of creditors and all liens upon any property of either TAC II or PBI shall be preserved unimpaired, limited in lien to the property affected by such liens at the Effective Time of the merger, and all debts, liabilities and duties of said TAC II and PBI, respectively shall thenceforth attach to the surviving corporation and may be enforced against it to the same extent as if said debts, liabilities and duties has been incurred or contracted by the surviving corporation. Any existing claim, action or proceeding, whether civil, criminal or administrative by or against either TAC II or PBI may be prosecuted to judgment or decree as if this merger had not taken place.

         SECTION 1.7 Further Assurances. If at any time after the Effective Time, the surviving corporation shall consider it advisable that any further conveyances, agreements, documents, instruments or assurances of law or any other actions or things are necessary or desirable to vest, perfect, confirm, or record in the surviving corporation the title to any property or rights, privileges, powers, or franchises of TAC II, PBI or BANK, the former Board of Directors and officers of TAC II, shall and will be authorized to, execute and deliver in the name on behalf of TAC II or otherwise, any and all proper conveyances, agreements, documents, instruments, and assurances of law and do all things necessary or proper to vest, perfect, or confirm title to such property, rights, privileges, powers and franchises in the surviving corporation, and otherwise to carry out the provisions of the Merger and any amendments to the Merger Agreement."

         4. All references in ARTICLES IV, V AND Vl to "TAC" shall be amended to read "TAC II". The cash payment of Fifty Thousand Dollars and no/cents ($50,000.00) made by TAC pursuant to ARTICLE IX, SECTION 9.2 of the Merger Agreement shall be treated as if the payment had been made by TAC II in the distribution to PBI stockholders at the Effective Time. In conjunction with the parties' obligations under ARTICLE IX, SECTION 9.4; TFIN, TAC and TAC II shall make any revisions to any application filed in conjunction with the Merger Agreement in a timely manner but no later than July 30, 2001.

         5. Except as herein provided, the terms of the Merger Agreement shall remain in full force and effect.

         6. This Amendment is being made pursuant to the authority provided in
ARTICLE X, SECTION 10.1 of the Merger Agreement and may be executed in several counterparts, and by the parties on separate counterparts, and all such counterparts, when so executed and delivered, shall constitute but one and the same agreement.


                            [Signature Page Follows]

         IN WITNESS WHEREOF the parties have executed this Amendment as of the date first written above.

TEAM FINANCIAL, INC.                      POST BANCORP, INC.




 /s/ Robert J. Weatherie                  /s/ Lorraine L. Postles
---------------------------------         ------------------------------------
Robert J. Weatherbie                      Lorraine L. Postles
Chairman and CEO                          President




BY: /s/ Lois Rausch                       BY: /s/ Geoffrey B. Postles
    -----------------------------             --------------------------------
        Lois Rausch                               Geoffrey B. Postles
        Secretary                                 Secretary



TEAM FINANCIAL ACQUISITION
SUBSIDIARY, INC.


BY: /s/ Robert J. Weatherbie
   ------------------------------
Robert J. Weatherbie
Chairman and CEO



BY: /s/ Lois Rausch
    -----------------------------
Lois Rausch
Secretary

STATE OF COLORADO, COUNTY OF CHAFFEE, SECTION:

         Personally appeared before me, a Notary Public in and for the County and State aforesaid, Robert J. Weatherbie, Chairman and CEO, of Team Financial, Inc. who is personally known to me to be the same person who executed the foregoing instrument of writing, and he duly acknowledged the execution of the same, and declare that he executed the Merger Agreement on behalf of the corporation pursuant to the authority granted him by the Board of Directors.

         IN TESTIMONY WHEREOF, I hereunto subscribe my name and affix my official seal this 30th day of July, 2001.



                                         /s/ Nichol McCoy
                                         ----------------------------
                                         Notary Public
My appointment expires: 8-24-04



STATE OF COLORADO, COUNTY OF CHAFFEE, SECTION:

         Personally appeared before me, a Notary Public in and for the County and State aforesaid, Robert J. Weatherbie, Chairman and CEO, of Team Financial Acquisition Subsidiary, Inc. who is personally known to me to be the same person who executed the foregoing instrument of writing, and he duly acknowledged the execution of the same, and declare that he executed the Merger Agreement on behalf of the corporation pursuant to the authority granted him by the Board of Directors.

         IN TESTIMONY WHEREOF, I hereunto SUBSCRIBE my name and affix my official seal this 30th day of July, 2001.



                                         /s/ Nichol McCoy
                                         ----------------------------
                                         Notary Public
My appointment expires:2-24-04

STATE OF KANSAS, COUNTY OF MIAMI, SECTION:

         Personally appeared before me, a Notary Public in and for the County and State aforesaid, Lois Rausch, Secretary, of Team Financial, Inc. who is personally known to me to be the same person who executed the foregoing instrument of writing, and she duly acknowledged the execution of the same, and declare that she executed the Merger Agreement on behalf of the corporation pursuant to the authority granted her by the Board of Directors.

         IN TESTIMONY WHEREOF, I hereunto subscribe my name and affix my official seal this 27th day of July, 2001.



                                         /s/ Clarene B. Prothe
                                         --------------------------------------
                                         Notary Public
My appointment expires: 11-25-01



STATE OF KANAS, COUNTY OF MIAMI, SECTION:

         Personally appeared before me, a Notary Public in and for the County and State aforesaid, Lois Rausch, Secretary, of Team Financial Acquisition Subsidiary, Inc. who is personally known to me to be the same person who executed the foregoing instrument of writing, and she duly acknowledged the execution of the same, and declare that she executed the Merger Agreement on behalf of the corporation pursuant to the authority granted her by the Board of Directors.

         IN TESTIMONY WHEREOF, I hereunto SUBSCRIBE my name and affix my official seal this 27th day of July, 2001.



                                         /s/ Clarene B. Prothe
                                         --------------------------------------
                                         Notary Public
My appointment expires: 11-25-01

STATE OF COLORADO, COUNTY OF EL PASO, SECTION:

         Personally appeared before me, a Notary Public in and for the County and State aforesaid, Lorraine L. Postles, President of Post Bancorp, Inc., who is personally known to me to be the same person who executed the foregoing instrument of writing, and she duly acknowledged the execution of the same, and declare that she executed the Agreement on behalf of the corporation pursuant to the authority granted her by the Board of Directors.

         IN TESTIMONY WHEREOF, I hereunto SUBSCRIBE my name and affix my official seal this 25th day of July, 2001.



                                         /s/ Valli Taylor
                                         --------------------------------------
                                         Notary Public

My appointment expires: 03-30-05





STATE OF COLORADO, COUNTY OF EL PASO, SECTION:

         Personally appeared before me, a Notary Public in and for the County and State aforesaid, Geoffrey B. Postles, Secretary, of Post Bancorp, Inc., who is personally known to me to be the same person who executed the foregoing instrument of writing, and he duly acknowledged the execution of the same, and declare that he executed the Agreement on behalf of the corporation pursuant to the authority granted him by the Board of Directors.

         IN TESTIMONY WHEREOF, I hereunto subscribe my name and affix my official seal this 25th day of July, 2001.



                                         /s/ Valli Taylor
                                         --------------------------------------
                                         Notary Public
My Appointment Expires: 03-30-05